EXHIBIT 23.2

Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333- ) pertaining to the 1999 Stock Option Plan of Solect Technology Group Inc., of our report dated November 4, 1999, with respect to the consolidated financial statements of Amdocs Limited included in its Annual Report (Form 20-F) for the year ended September 30, 1999, filed with the Securities and Exchange Commission on December 7, 1999.



                                        /s/ Ernst & Young LLP


St. Louis, Missouri
April 5, 2000